UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

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Exchange Act of 1934

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Hauppauge Digital Inc.

(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement, if other than Registrant)

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HAUPPAUGE DIGITAL INC.

91 Cabot Court

Hauppauge, New York 11788

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD ON NOVEMBER 15, 2013

To the Stockholders of Hauppauge Digital Inc.:

NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders of Hauppauge Digital Inc., a Delaware corporation, will be held on November 15, 2013 at our executive offices, located at 91 Cabot Court, Hauppauge, New York 11788 at 10:00 a.m., local time, for the following purposes:

1.	To approve a proposal to authorize our Board of Directors to effect a reverse stock split if determined necessary in its sole discretion;
2.	To approve an amendment to our Certificate of Incorporation to authorize a class of preferred stock;
3.	To elect four (4) directors to our Board of Directors;
4.	To approve on an advisory (non-binding) basis a resolution regarding the compensation of our named executive officers;
5.	To approve on an advisory (non-binding) basis the frequency at which we should include an advisory vote regarding the compensation of our named executive officers in our future proxy statements for stockholder consideration;
6.	To ratify the appointment of BDO USA, LLP as our independent registered public accounting firm for the fiscal year ending September 30, 2013; and
7.	To transact such other business as may properly come before the meeting.

NOTICE IS ALSO HEREBY GIVEN that as a stockholder of Hauppauge Digital Inc., in addition to the enclosed proxy card, you have the option of voting your shares electronically through the Internet (www.cesvote.com), or by telephone (1 (888) 693-8683), eliminating the need to return the proxy card. Your electronic or telephone vote, authorizes the named proxies to vote your shares in the same manner as if you marked, signed, dated and returned the proxy card. Votes submitted electronically over the Internet, or by telephone, must be received by 11:59 p.m., EST, on November 14, 2013.

Only stockholders of record at the close of business on September 24, 2013 are entitled to notice of and to vote at the meeting or any postponement or adjournment thereof.

By Order of the Hauppauge Digital Inc.

Board of Directors

Gerald Tucciarone

Secretary

Hauppauge, New York

October 15, 2013

IF YOU DO NOT EXPECT TO BE PRESENT AT THIS MEETING AND WISH YOUR SHARES OF COMMON STOCK TO BE VOTED, YOU ARE REQUESTED TO SIGN AND MAIL PROMPTLY THE ENCLOSED PROXY WHICH IS BEING SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS. A RETURN ENVELOPE WHICH REQUIRES NO POSTAGE IF MAILED IN THE UNITED STATES IS ENCLOSED FOR THAT PURPOSE.

IMPORTANT NOTICE REGARDING THE AVAIALBILITY OF PROXY MATERIALS FOR THE STOCHOLDER MEETING TO BE HELD ON NOVEMBER 15, 2013:

The proxy statement and the Company’s 2012 annual report on Form 10-K are available at https://www.hauppauge.com

WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING, PLEASE SUBMIT YOUR PROXY OR VOTING INSTRUCTIONS AS SOON AS POSSIBLE. FOR SPECIFIC INSTRUCTIONS ON HOW TO VOTE YOUR SHARES, PLEASE REFER TO THE INSTRUCTIONS ON THE NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS YOU RECEIVED IN THE MAIL OR YOUR ENCLOSED PROXY CARD. ANY STOCKHOLDER MAY REVOKE A SUBMITTED PROXY AT ANY TIME BEFORE THE MEETING BY WRITTEN NOTICE TO SUCH EFFECT, BY SUBMITTING A SUBSEQUENTLY DATED PROXY OR BY ATTENDING THE MEETING AND VOTING IN PERSON. THOSE VOTING BY INTERNET OR BY TELEPHONE MAY ALSO REVOKE THEIR PROXY BY VOTING IN PERSON AT THE MEETING OR BY VOTING AND SUBMITTING THEIR PROXY AT A LATER TIME BY INTERNET OR BY TELEPHONE.

HAUPPAUGE DIGITAL INC.

91 Cabot Court

Hauppauge, New York 11788

PROXY STATEMENT

SOLICITING, VOTING AND REVOCABILITY OF PROXY

We are making this proxy statement available to all stockholders of record at the close of business on September 24, 2013 in connection with the solicitation by our Board of Directors of proxies to be voted at the Annual Meeting of Stockholders to be held at our executive offices, located at 91 Cabot Court, Hauppauge, New York 11788 on November 15, 2013 at 10:00 a.m., local time, or any postponement or adjournment thereof. The proxy and this proxy statement were first made available to stockholders on or about October 16, 2013.

All shares represented by proxies duly executed and received will be voted on the matters presented at the meeting in accordance with the instructions specified in such proxies. Proxies so received without specified instructions will be voted FOR the approval of the proposal to authorize our Board of Directors to effect a reverse stock split if determined necessary in its sole discretion, FOR the approval of the proposal to amend our Certificate of Incorporation to authorize a class of preferred stock, FOR the nominees named in the proxy to our Board of Directors, FOR the approval on an advisory (non-binding) basis of a resolution regarding the compensation of our named executive officers, FOR “One (1) Year” with regard to the frequency at which we should include an advisory vote regarding the compensation of our named executive officers in our future proxy statements for stockholder consideration, and FOR the ratification of the appointment of BDO USA, LLP as our independent registered public accounting firm for the fiscal year ending September 30, 2013.

Our Board of Directors does not know of any other matters that may be brought before the meeting nor does it foresee or have reason to believe that proxy holders will have to vote for substitute or alternate nominees to the Board of Directors. If any other matter should come before the meeting or any nominee is not available for election, the persons named in the proxy will have discretionary authority to vote all proxies not marked to the contrary with respect to such matters in accordance with their best judgment.

The total number of shares of common stock outstanding and entitled to vote as of September 24, 2013 was 10,122,344.

Our shares of common stock are the only class of our securities entitled to vote on matters presented to stockholders, each share being entitled to one non-cumulative vote. A majority of the shares of common stock outstanding and entitled to vote as of September 24, 2013, or 5,061,173 shares of common stock, must be present at the meeting in person or by proxy in order to constitute a quorum for the transaction of business. Only stockholders of record as of the close of business on September 24, 2013 will be entitled to vote.

If your shares are held by a broker, bank, broker-dealer or similar organization, you are the beneficial owner of shares held in “street name”. If your shares are held in street name it is critical that you direct the organization holding your shares to vote the shares if you want your shares to be voted in the approval of the proposal to authorize the Board of Directors to effect a reverse stock split if determined necessary in its sole discretion, the approval of an amendment to our Certificate of Incorporation to authorize a class of preferred stock, the election of directors, the approval on an advisory (non-binding) basis of a resolution regarding the compensation of our named executive officers, and the approval on an advisory (non-binding) basis of the frequency at which we should include an advisory vote regarding the compensation of our named executive officers in our future proxy statements for stockholder consideration (Proposals 1, 2, 3, 4, and 5 of this Proxy Statement). If you beneficially own your shares in street name and you do not instruct your bank or broker how to vote in the approval of the proposal to authorize the Board of Directors to effect a reverse stock split if determined necessary in its sole discretion, the approval of an amendment to our Certificate of Incorporation to authorize a class of preferred stock, the election of directors, the approval on an advisory (non-binding) basis of a resolution regarding the compensation of our named executive officers, and the approval on an advisory non-binding basis of the frequency of which we should include an advisory vote regarding the compensation of our named executive officers, no votes will be cast on your behalf with respect to such proposals. Your bank or broker will, however, continue to have discretion to vote any uninstructed shares on the ratification of the appointment of our independent registered public accounting firm (Proposal 6).

With regard to the proposal if to authorize our Board of Directors to effect a reverse stock split if determined necessary in its sole discretion (Proposal 1), you may vote “for,” “against” or “abstain”. Proposal 1 requires the affirmative vote of a majority of all shares of Common Stock issued and outstanding and entitled to vote at the meeting. A proxy marked “abstain” is not considered a vote cast. Accordingly, an abstention will have the effect of a vote against the approval of the proposal to authorize our Board of Directors to effect a reverse stock split if determined necessary in its sole discretion (Proposal 1). Broker non-votes will have the effect of a negative vote.

With regard to the proposal to approve an amendment to our Certificate of Incorporation to authorize a class of preferred stock (Proposal 2), you may vote “for,” “against” or “abstain”. Proposal 2 requires the affirmative vote of a majority of all shares of Common Stock issued and outstanding and entitled to vote at the meeting. A proxy marked “abstain” is not considered a vote cast. Accordingly, an abstention will have the effect of a vote against the approval of the proposal to approve an amendment to our Certificate of Incorporation to authorize a class of preferred stock (Proposal 2). Broker non-votes will have the effect of a negative vote.

With regard to the election of directors (Proposal 3), votes may be cast in favor or withheld. Directors shall be elected by a plurality of the votes cast for such individuals (i.e., the four nominees who receive the most votes will be the nominees elected by the stockholders). Votes withheld in connection with the election of one or more of the nominees for director will not be counted as votes cast for such individuals. Broker-non-votes will have no effect on the election of directors (Proposal 3), which is by plurality vote.

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With regard to the approval on an advisory (non-binding) basis of a resolution regarding the compensation of our named executive officers (Proposal 4), abstentions will have the effect of a negative vote while broker-non-votes will have no effect on the outcome of Proposal 4. The affirmative vote of the holders of a majority of our outstanding shares of common stock present at the meeting, in person or by proxy, is required for approval of Proposal 4.

With regard to the approval on an advisory (non-binding) basis of the frequency at which we should include an advisory vote regarding the compensation of our named executive officers in our future proxy statements for stockholder consideration (Proposal 5), abstentions will have the effect of a negative vote while broker-non-votes will have no effect on the outcome of Proposal 4. The affirmative vote of the holders of a majority of our outstanding shares of common stock present at the meeting, in person or by proxy, is required for approval of Proposal 5.

With regard to the ratification of the appointment of BDO USA, LLP as our independent registered public accounting firm for the fiscal year ending September 30, 2013 (Proposal 6), you may vote “for,” “against” or “abstain”. Proposal 6 requires the affirmative vote of holders of a majority of our outstanding shares of common stock of the shares present at the meeting, in person or by proxy, and entitled to vote on Proposal 6. Abstentions will therefore, in effect, be votes against the ratification of the appointment of the independent registered public accounting firm (Proposal 6), as this proposal requires the affirmative vote of holders of a majority of our outstanding shares of common stock of the shares present at the meeting, in person or by proxy, and entitled to vote on Proposal 6.

Any stockholder of record giving a proxy in the form accompanying this proxy statement has the power to revoke or change it at any time before its exercise by (1) filing with us a new fully executed proxy bearing a later date (which automatically revokes the earlier proxy), or (2) providing a written notice of revocation to us at 91 Cabot Court, Hauppauge, New York 11788, Attention: Corporate Secretary, prior to the shares being voted, or (3) attending the meeting and voting in person. However, attendance at the meeting will not, in and of itself, revoke a valid proxy that was previously delivered, and a stockholder of record who attends the meeting need not revoke a proxy given and vote in person unless the stockholder wishes to do so. If you beneficially own shares in street name, you must contact the broker, bank, broker-dealer or similar organization through which you beneficially own such shares to revoke or change any prior voting instructions. Those voting by Internet or by telephone may also revoke their proxy by voting in person at the meeting or by voting and submitting their proxy at a later time by Internet or by telephone.

The proxy is being solicited by our Board of Directors. We will bear the cost of the solicitation of proxies, including the charges and expenses of brokerage firms and other custodians, nominees and fiduciaries for forwarding proxy materials to beneficial owners of our shares of common stock. We have retained Alliance Advisors LLP to assist in obtaining proxies by mail, facsimile, email and telephone. The estimated cost of such services is $21,000 plus out-of-pocket expenses. Alliance Advisors may be contacted at 973-873-7700.

A list of stockholders entitled to vote at the meeting will be available for examination by any stockholder for any purpose germane to the meeting, during ordinary business hours, for a period of ten days prior to the meeting, at our offices located at 91 Cabot Court, Hauppauge, New York 11788, and also during the meeting for inspection by any stockholder who is present. To contact us, stockholders should call (631) 434-1600.

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EXECUTIVE COMPENSATION

Summary Compensation Table for 2012 and 2011 Fiscal Years

The table below sets forth certain compensation information for our Chief Executive Officer and the two other most highly compensated executive officers, for each of the fiscal years ended September 30, 2012 and 2011:

Name and Principal Position	Fiscal Year	Salary ($)	Bonus ($)	Option Awards ($)		All Other Compensation ($)		Total ($)
Kenneth Plotkin	2012	$183,600	$-	$2,450	(1)(3)	$8,106	(2)	$194,156
President, Chairman of the Board, Chief Executive Officer and Chief Operating Officer	2011	$177,840	$-	$73,500	(1)(4)	$8,106	(2)	$259,446

Gerald Tucciarone	2012	$161,160	$-	$2,450	(1)(3)	-		$163,310
Treasurer, Chief Financial Officer, and Secretary	2011	$154,050	$-	$-		-		$154,050

John Casey	2012	$159,120	$-	$3,920	(1)(5)	-		$163,040
Vice President of Technology	2011	$152,100	$-	$-		-		$152,100

(1)	Represents the aggregate grant date fair value of option awards computed in accordance with FASB ASC-718. See Note 1 of Notes to Consolidated Financial Statements included in our Annual Report on Form 10-K for the fiscal year ended September 30, 2012 for a description of the assumptions used in that computation. The actual value realized with respect to option awards will depend on the difference between the market value of our common stock on the date the option is exercised and the exercise price.

(2)	Represents non-cash compensation in the form of the use of a car and related expenses and insurance premiums paid by us.

(3)	5,000 options were granted on January 5, 2012 at an exercise price of $0.77 and a fair value price of $0.49. The options vest to the extent of 2,500 shares on January 5, 2013 and 2,500 shares on January 5, 2014 and expire on January 4, 2022.

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(4)	50,000 options were granted on November 2, 2010 at an exercise price of $2.27 and a fair value price of $1.47. The options vest to the extent of 12,500 shares on November 2, 2011, 2012, 2013 and 2014 and expire on November 1, 2020.

(5)	8,000 options were granted on January 5, 2012 at an exercise price of $0.77 and a fair value price of $0.49. The options vest to the extent of 4,000 shares on January 5, 2013 and 4,000 shares on January 5, 2014 and expire on January 4, 2022.

Employment Contracts

As of January 10, 1998, following the expiration of a prior employment agreement with us, Kenneth Plotkin entered into a new employment agreement with us to serve in certain of our offices (the "1998 Employment Agreement"), including Chief Executive Officer, Chief Operating Officer, and President. The 1998 Employment Agreement provides for a three-year term, which term automatically renews on an annual basis, unless otherwise terminated by the Board of Directors or Mr. Plotkin. The 1998 Employment Agreement also provided for an annual base salary of $125,000 during the first year, $150,000 during the second year, and $180,000 during the third year, and then, upon each Annual Period (as defined in the 1998 Employment Agreement) thereafter, the 1998 Employment Agreement provides that compensation shall be mutually agreed upon between us and Mr. Plotkin, with said base salary not to be less than the base salary from the preceding Annual Period. Notwithstanding the foregoing provision of the 1998 Employment Agreement described in the preceding sentence, both us and Mr. Plotkin mutually agreed upon the compensation set forth in the above Summary Compensation Table for the 2012 Fiscal Year.

On January 21, 1998, pursuant to the 1998 Employment Agreement, Mr. Plotkin was granted: (i) incentive stock options to acquire a total of 90,000 shares of our common stock, exercisable beginning on January 21, 1999, in increments of 33 1/3% per year at $2.544 per share, with each such increment due to expire 5 years after becoming exercisable; and (ii) non-qualified options to acquire a total of 60,000 shares of our common stock, exercisable immediately and for a period of 10 years, which expired as of January 20, 2008.

The 1998 Employment Agreement further provides for a bonus to be paid to Mr. Plotkin as follows: an amount equal to 2% of our earnings, excluding earnings that are not from operations and before reduction for interest and income taxes ("EBIT"), for each fiscal year commencing with the year ended September 30, 1998, provided that our EBIT for the applicable fiscal year exceeds 120% of the prior fiscal year's EBIT, and if not, then 1% of our EBIT. The determination of EBIT shall be made in accordance with our audited filings with the Securities and Exchange Commission on our Form 10-K.

The 1998 Employment Agreement further provides for (a) disability benefits for Mr. Plotkin, (b) our obligation to pay the premiums on a term life insurance policy or policies in the amount of $500,000 on the life of Mr. Plotkin, owned by Mr. Plotkin or his spouse, or a trust for their respective benefit or for the benefit of their family, (c) a car allowance of $500 per month, plus reasonable reimbursement for automobile expenses, and (d) medical insurance, which is standard for our named executive officers. Furthermore, the 1998 Employment Agreement provides that we may apply for, and own, life insurance on the life of Mr. Plotkin for our benefit, in such amount as the Board may from time to time determine; we shall pay these premiums as they become due on any such insurance policies; and all dividends and any cash value and proceeds on such insurance policies shall belong to us.

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OUTSTANDING EQUITY AWARDS AT 2012 FISCAL YEAR-END

The following table sets forth certain information concerning outstanding option awards held by our named executive officers as of the end of the fiscal year ended September 30, 2012:

OPTION AWARDS

Name	Number of Securities Underlying Unexercised Options Exercisable	Number of Securities Underlying Unexercised Options Unexercisable		Option Exercise Price ($) (1)	Option Expiration Date
Kenneth Plotkin	10,000	-		$1.19	10/16/2012
	5,000	-		$3.32	8/09/2014
	200,000	-		$4.96	11/20/2016
	12,500	37,500	(2)	$2.27	11/01/2020
	-	5,000	(3)	$0.77	1/04/2022

Gerald Tucciarone	22,500	-		$1.08	10/16/2012
	20,000	-		$4.62	2/11/2015
	30,000	-		$7.45	1/22/2017
	8,000	-		$1.64	6/26/2018
	12,500	-		$1.27	4/25/2020
	-	5,000	(3)	$0.77	1/04/2022

John Casey	30,000	-		$1.08	10/16/2012
	20,000	-		$4.62	2/11/2015
	16,000	-		$7.45	1/22/2017
	8,000	-		$4.13	12/26/2017
	5,000	-		$1.64	6/26/2018
	12,500	-		$1.27	4/25/2020
	-	8,000	(4)	$0.77	1/04/2022

(1)	Calculated using the closing price of our common stock on the date of the grant.

(2)	37,500 options vest to the extent of 12,500 shares on November 2, 2012, 2013 and 2014.

(3)	5,000 options vest to the extent of 2,500 shares on January 5, 2013 and 2014.

(4)	8,000 options vest to the extent of 4,000 shares on January 5, 2013 and 2014.

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Termination of Employment and Change in Control Agreements

Pursuant to the 1998 Employment Agreement, if Mr. Plotkin’s employment with us is terminated due to a Change-in-Control (as defined in the 1998 Employment Agreement), then Mr. Plotkin shall be entitled to payment of a one-time bonus equal to three times the amount of Mr. Plotkin’s average annual compensation (including salary, bonus and benefits, paid or accrued) received by him for the thirty-six (36) month period preceding the date of the Change-in-Control.

In the event of a Change-in-Control (as defined in our 1998 Incentive Stock Option Plan), options granted to the named executive officers pursuant to the 1998 Incentive Stock Option Plan shall become immediately vested and exercisable. The 1998 Incentive Stock Option Plan further provides that options granted shall terminate if and when the optionee ceases to be our employee or the employee of one our subsidiaries, unless (1) the optionee shall die while in our employ or the employ of one of our subsidiaries, in which case, the options shall be exercisable, as and to the extent exercisable by such person or persons as shall have acquired the optionee's rights by will or the laws of descent and distribution, but not later than one year after the date of death and not after the expiration of the specific period fixed in the option grant or (2) the optionee shall become disabled (within the meaning of section 105(d)(4) of the Internal Revenue Code) while in our employ or the employ of one of our subsidiaries and such optionee's employment shall terminate by reason of such disability, in which case the options shall be exercisable, as and to the extent exercisable at the time of the termination of his employment, within such period as shall be set forth in the option grant, but only within one year after the termination of the optionee's employment and not after the expiration of the specific period fixed in the option grant as in effect at the time of the termination of his employment.

In the event of a termination of employment associated with a Change-in-Control (as defined in the 2003 Performance and Equity Incentive Plan and the 2012 Performance and Equity Incentive Plan), options granted pursuant to said plan shall vest or be exercisable upon termination of an employee’s employment within 24 months from the date of the Change-in-Control, but only to the extent determined by the Board of Directors (or the Committee as defined in such plans), unless the employee is terminated for Cause or the employee resigns his employment without Good Reason (as such terms are defined in the 2003 Performance and Equity Incentive Plan and the 2012 Performance and Equity Incentive Plan, respectively).

DIRECTOR COMPENSATION FOR 2012 FISCAL YEAR

The following table sets forth compensation paid to our non-employee directors for the fiscal year ended September 30, 2012:

Name	Fees Earned or Paid in Cash	Option Awards	Stock Awards		All Other Compensation	Total
Bernard Herman	$27,450	$8,800	-	(1)	$-	$36,250
Adam M. Zeitsiff	$27,450	$26,400	-	(2)	$-	$53,850
Seymour G. Siegel	$36,450	$8,800	-	(3)	$-	$45,250

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During fiscal year 2012, each of Bernard Herman, Adam M. Zeitsiff and Seymour G. Siegel, each a non-employee director, received an annual retainer of $18,000, paid in quarterly installments in advance, and $1,350 for every Board of Directors meeting that each attended in person. Additionally, the Chairman of the Audit Committee, Mr. Siegel, received an annual stipend of $9,000.

(1)	As of September 30, 2012, Mr. Herman held options to purchase 70,000 shares of our common stock and had awards of 8,994 shares of our common stock outstanding.

(2)	As of September 30, 2012, Mr. Zeitsiff held options to purchase 30,000 shares of our common stock.

(3)	As of September 30, 2012, Mr. Siegel held options to purchase 65,000 shares of our common stock.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT AND RELATED STOCKHOLDER MATTERS

Security Ownership

The following table sets forth, to our knowledge based solely upon records available to us, certain information as of September 23, 2013 regarding the beneficial ownership of our shares of our common stock by: (i) each person who we believe to be the beneficial owner of more than 5% of our outstanding shares of common stock; (ii) each current director and nominee; (iii) each of the named executive officers; and (iv) all current named executive officers and directors as a group.

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Name and Address of Beneficial Owner	Title of Class	Amount and Nature of Beneficial Ownership		Percent of Class

Kenneth Plotkin
91 Cabot Court
Hauppauge, N.Y. 11788	common stock	911,085	(1)(2)(3)	9.00%

Dorothy Plotkin
91 Cabot Court
Hauppauge, N.Y. 11788	common stock	551,660	(1)(3)	5.45%

John Casey
91 Cabot Court
Hauppauge, N.Y. 11788	common stock	175,700	(4)	1.74%

Bernard Herman
91 Cabot Court
Hauppauge, N.Y. 11788	common stock	63,994	(5)	*

Gerald Tucciarone
91 Cabot Court
Hauppauge, N.Y. 11788	common stock	79,500	(6)	*

Adam M Zeitsiff
91 Cabot Court
Hauppauge, N.Y.	common stock	30,000	(7)	*

Seymour G. Siegel
91 Cabot Court
Hauppauge, N.Y.	common stock	55,000	(8)	*

Renaissance Technologies Holdings Corporation
800 Third Avenue
New York, New York 10022	common stock	561,600	(9)	5.55%

All executive officers and directors as a group (6) persons	common stock	1,315,279	(1)(2)(3)(4)(5)(6)(7)(8)	12.99%

* Denotes less than 1% percent

(1)	Dorothy Plotkin, wife of Kenneth Plotkin, beneficially owns 551,660 shares of our common stock or 5.45% of the outstanding shares of common stock. Ownership of shares of our common stock by Mr. Plotkin does not include ownership of shares of our common stock by Mrs. Plotkin. Likewise, ownership of shares of our common stock by Mrs. Plotkin does not include ownership of shares of our common stock by Mr. Plotkin.

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(2)	Includes 245,000 shares of our common stock issuable upon the exercise of incentive stock options which are currently exercisable or exercisable within 60 days. Does not include 20,000 shares of our common stock issuable upon the exercise of incentive stock options which are currently unexercisable or not exercisable within 60 days.

(3)	Does not include 18,000 shares of our common stock owned by the Plotkins' adult daughter. Does not include 4,000 shares of our common stock owned by the Plotkins' adult son. Each of Mr. and Mrs. Plotkin disclaim beneficial ownership of all such 22,000 shares of our common stock.

(4)	Includes 65,500 shares of our common stock issuable upon the exercise of incentive stock options which are currently exercisable or exercisable within 60 days. Does not include 9,000 shares of our common stock issuable upon the exercise of incentive stock options which are currently unexercisable or not exercisable within 60 days.

(5)	Includes 55,000 shares of our common stock issuable upon the exercise of non-qualified stock options which are currently exercisable or exercisable within 60 days and 5,000 shares of common stock issued in lieu of options on November 26, 2008.

(6)	Includes 73,000 shares of our common stock issuable upon the exercise of incentive stock options which are currently exercisable or exercisable within 60 days. Does not include 7,500 shares of our common stock issuable upon the exercise of incentive stock options which are currently unexercisable or not exercisable within 60 days.

(7)	Includes 30,000 shares of our common stock issuable upon the exercise of non-qualified stock options which are currently exercisable. Does not include 10,000 shares of our common stock issuable upon the exercise of incentive stock options which are currently unexercisable or not exercisable within 60 days.

(8)	Includes 55,000 shares of our common stock issuable upon the exercise of non-qualified stock options which are currently exercisable or exercisable within 60 days.

(9)	Information obtained from the Schedule 13G/A, dated February 12, 2013, filed with the Securities and Exchange Commission by Renaissance Technologies LLC. According to such Schedule 13G/A, Renaissance Technologies LLC is the beneficial owner of 561,600 shares of our common stock, and the same 561,600 shares of our commons stock are beneficially owned by Renaissance Technologies Holdings Corporation by virtue of its majority ownership of Renaissance Technologies LLC.

Securities Authorized for Issuance Under Equity Compensation Plans

Set forth in the table below is certain information regarding the number of shares of our common stock that may be issued under options, warrants and rights pursuant to all of our existing equity compensation plans as of September 30, 2012

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Equity Compensation Plan Information

Plan Category	Number of securities to be issued upon exercise of outstanding options and warrants	Weighted-average exercise price of outstanding options and warrants	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in the first column)
Equity compensation plans approved by stockholders	1,524,567	$3.03	1,101,375

Equity compensation plans not approved by stockholders	-	$-	-
Total	1,524,567	$3.03	1,101,375

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

We occupy a facility located at 91 Cabot Court, Hauppauge, New York 11788 for our executive offices, sales, research and development, and for the testing, storage and shipping of our products. Hauppauge Computer Works Inc. leases our facility from Ladokk Realty LLC, a real estate limited liability company, which is owned: (i) 25% by Kenneth Plotkin, our President, Chairman of the Board, Chief Executive Officer and Chief Operating Officer and the holder of approximately 8.95% of our shares of common stock as of September 30, 2012; (ii) 25% by Dorothy Plotkin, the wife of Kenneth Plotkin and the holder of approximately 5.45% of our shares of common stock as of September 30, 2012; and (iii) 50% by Laura Aupperle, the widow of Kenneth Aupperle, a founder and our former President.

On August 25, 2011, we entered into a new five year lease for the facility, commencing September 1, 2011 and ending August 31, 2016. Under the prior lease we were paying annual rent of $337,656, however, in recognition of the current real estate market conditions, we were able to obtain a rent reduction in the new lease as follows: (i) base rent of $250,000 in the first and second years of the lease; (ii) base rent of $257,500 in the third and fourth years of the lease; and (iii) and base rent of $265,225 for the fifth year of the lease. The rent is payable monthly, on the first day of each month. The execution of the lease agreement was approved by our Board of Directors, following the recommendation of our Audit Committee. Under the lease we are obligated to pay real estate taxes, utilities, insurance and operating costs of maintaining and repairing the premises during the term of the lease.

We did not have any unpaid rent to this related party as of September 30, 2012. Rent expense to related parties totaled approximately $250,000 and $322,497 for the fiscal years ended September 30, 2012 and 2011, respectively.

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PROPOSAL 1: REVERSE STOCK SPLIT

General

Our Board of Directors has adopted and is recommending that our stockholders approve a proposal to amend our Certificate of Incorporation to authorize the Board of Directors to effect a reverse stock split of our outstanding shares of common stock. The authorization will permit the Board of Directors to effect a reverse stock split of our common stock at a ratio ranging from 1:2 to 1:5, to be selected by the Board of Directors in its sole discretion following stockholder approval. The Board of Directors may effect only one reverse stock split as a result of this authorization. The Board’s decision as to whether and when to effect the reverse stock split will be based on a number of factors, including market conditions, existing and expected trading prices for our common stock, and the continued listing requirements of The NASDAQ Capital Market. Although our stockholders may approve the reverse stock split, we will not effect the reverse stock split if the Board of Directors does not in its sole discretion deem it to be in our best interests and the best interests of our stockholders. The reverse stock split, if authorized pursuant to this resolution and if deemed by the Board of Directors in its sole discretion to be in our best interests and the best interests of our stockholders, will be effected, if at all, at a time that is not later than six months from the date of the meeting. The reverse stock split will not change the par value of common stock or preferred stock.

Purpose and Background of the Reverse Stock Split

Our Board of Directors approved the proposal authorizing an amendment to our Certificate of Incorporation to authorize the Board of Directors to effect a reverse stock split based on its belief that:

•	effecting the reverse stock split could, in some circumstances, be an effective means of regaining compliance with the bid price requirement for continued listing of our common stock on The NASDAQ Capital Market; and
•	a higher stock price may help generate investor interest in us and help attract, retain, and motivate employees.

If the reverse stock split successfully increases the per share price of our common stock, as to which no assurance can be given, the Board of Directors believes this increase may facilitate future financings, if sought, and enhance our ability to attract, retain, and motivate employees and other service providers.

We are currently exploring the possibility of a “PIPE” or other financing which could include the issuance of our common stock and/or other equity or debt securities convertible or exercisable into our common stock. However, no assurances can be made that we will be able to obtain such financing on terms favorable to us, if at all.

NASDAQ Requirements for Continued Listing

Our common stock is quoted on The NASDAQ Capital Market under the symbol “HAUP.” One of the requirements for continued listing on The NASDAQ Capital Market is maintenance of a minimum closing bid price of $1.00.

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On February 6, 2013, we received a notice from The NASDAQ Stock Market indicating that, for the prior 30 consecutive business days, the bid price for our common stock had closed below the minimum $1.00 per share required for continued listing under NASDAQ Marketplace Rule 5550(a)(1). Pursuant to NASDAQ Listing Rule 5810(c)(3)(A), we were afforded 180 calendar days, or until August 6, 2013, to regain compliance with the minimum bid price requirement.

On August 6, 2013 we received notification from NASDAQ stating that as a result of our failure to regain compliance with the $1 minimum bid price for our common stock, our common stock was scheduled for delisting and would be suspended from The NASDAQ Capital Market effective at the open of the market on August 15, 2013. Pursuant to NASDAQ’s Listing Rule 5810(c)(3)(A), we requested an appeal of this determination and we received notification from NASDAQ that a hearing on our appeal was scheduled for September 11, 2013.

On August 20, 2013, we received a letter from NASDAQ stating that we were in non-compliance with NASDAQ Listing Rule 5550(b)(1), which requires us to maintain a minimum of $2,500,000 in stockholders’ equity for continued listing on The NASDAQ Capital Market. As of June 30, 2013, we had stockholders’ equity of $866,233, as reported in our Quarterly Report on Form 10-Q filed by on August 14, 2013. The August 20 NASDAQ letter also noted that, as of August 19, 2013, we did not meet the other compliance alternatives under NASDAQ Listing Rule 5550(b) of a market value of listed securities of $35 million, or $500,000 of net income from continuing operations in the most recently completed fiscal year or in two of the last three most recently completed fiscal years.

On September 16, 2013, the NASDAQ Hearings Panel rendered a decision on our appeal delisting our shares from The NASDAQ Capital Market and directed that trading of our shares was to be suspended, effective at the open of business on Wednesday, September 18, 2013. That same day we requested that the Panel reconsider its decision based on new information that we believed changed, materially, the facts upon which the Panel’s decision was based, including, among other things, implementation of the reverse stock split described in this proxy statement upon receiving stockholder approval on or about November 15, 2013, and our proposal to pursue and close a financing.

By letters dated September 19, 2013 and September 27, 2013, NASDAQ advised us that the Panel’s decision has been stayed to allow us to continue with our efforts to regain compliance with the rules on the following conditions:

•	on or before November 4, 2013, we inform the Panel that we have closed a financing and that the resulting proceeds have brought stockholders’ equity to above $2.5 million;

•	on or before November 4, 2013, we provide the Panel updated financial projections demonstrating that in each of the quarterly reports we will file between October 31, 2013 and October 31, 2014, and we will evidence stockholders’ equity above $2.5 million, detailing all assumptions underlying the projections;

•	on or before November 16, 2013, we inform the Panel that we have obtained approval from shareholders to implement a reverse stock split;

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•	on or before December 5, 2013, our stock shall have evidenced a bid price over $1.00 for a minimum of ten (10) consecutive trading days; and

•	on or before December 30, 2013, we file our annual report on Form 10-K for the fiscal year ending September 30, 2013, which shall evidence stockholders’ equity above $2.5 million.

On October 1, 2013, the Company received a letter (the “October Letter”) from NASDAQ stating that the Company failed to hold its annual meeting within the time frame allowed under the NASDAQ Listing Rules 5620(a) and 5620(b), and such failure serves as an additional basis for delisting the Company’s securities from the NASDAQ Capital Markets. The October Letter also noted that the Panel will consider this matter in their decision regarding the Company’s continued listing on the NASDAQ Capital Market and that the Company should present its views with respect to this additional deficiency to the Panel in writing by no later than October 8, 2013. On October 7, 2013, the Company advised NASDAQ that it had filed its preliminary proxy statement with the SEC on September 30, 2013 and that it expected to hold its annual meeting of stockholders on November 15, 2013. The Company can provide no assurance that the Panel will accept the Company’s response regarding this deficiency, and that NASDAQ will not delist the Company’s securities from the NASDAQ Capital Markets.

We cannot provide assurance that our share bid price will comply with the requirements for continued listing of our common stock on The NASDAQ Capital Market in the future if we effectuate the reverse split, or that we will comply with the other continued listing requirements. If our common stock is delisted on The NASDAQ Capital Market, our common stock would likely trade in the over-the-counter market. If our shares were to trade on the over-the-counter market, selling our shares of common stock could be more difficult because smaller quantities of shares would likely be bought and sold, and transactions could be delayed. In addition, in the event our shares of common stock are delisted, broker-dealers have certain regulatory burdens imposed upon them, which may discourage broker-dealers from effecting transactions in our shares of common stock, further limiting the liquidity of our shares of common stock. These factors could result in lower prices and larger spreads in the bid and ask prices for our common stock.

Such delisting from The NASDAQ Capital Market and continued or further declines in our share price could also greatly impair our ability or efforts to raise additional necessary capital through equity or debt financing.

In light of the factors mentioned above, our Board of Directors unanimously approved this proposal as a potential means of increasing the price of our common stock to above $1.00 per share, as to which no assurances can be made.

Potential Increased Investor Interest

In approving this proposal, the Board of Directors considered that our common stock may not appeal to brokerage firms that are reluctant to recommend lower priced securities to their clients. Investors may also be dissuaded from purchasing lower priced stocks because the brokerage commissions, as a percentage of the total transaction, tend to be higher for such stocks. Moreover, the analysts at many brokerage firms do not monitor the trading activity or otherwise provide coverage of lower priced stocks.

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There are risks associated with the reverse stock split, including, among other things, that the reverse stock split may not result in a sustained, if any, increase in the per share price of our common stock.

We cannot predict whether the reverse stock split will increase the market price for our common stock on a sustained or other basis. The history of similar stock split combinations for companies in like circumstances is varied. There is no assurance that:

•	the market price per share of our common stock after the reverse stock split will rise in proportion to the reduction in the number of shares of our common stock outstanding before the reverse stock split;

•	the reverse stock split will result in a per share price that will attract brokers and investors who do not trade in lower priced stocks;

•	the market price per share will either exceed or remain in excess of the $1.00 minimum bid price as required by NASDAQ, or that we will otherwise meet the requirements of NASDAQ for continued inclusion for trading on The NASDAQ Capital Market.

The market price of our common stock will also be based on our performance and other factors, some of which are unrelated to the number of shares outstanding. If the reverse stock split is effected and the market price of our common stock declines, the percentage decline as an absolute number and as a percentage of our overall market capitalization may be greater than would occur in the absence of a reverse stock split. Furthermore, the liquidity of our common stock could be adversely affected by the reduced number of shares that would be outstanding after the reverse stock split.

Determination of Reverse Stock Split Ratio

The ratio of the reverse stock split, if approved and implemented, will be a ratio of not less than 1:2 and not more than 1:5, as determined by the Board of Directors in its sole discretion. In determining the reverse stock split ratio, the Board of Directors will consider, among other factors:

•	the historical and projected performance of our common stock;

•	prevailing market conditions;

•	general economic and other related conditions in our industry and in the marketplace;

•	the projected impact of the selected reverse stock split ratio on trading liquidity in our common stock and our ability to maintain the listing of our common stock on The NASDAQ Capital Market;

•	our capitalization (including the number of shares of our common stock issued and outstanding);

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•	the prevailing trading price for our common stock and the volume level thereof; and

•	potential devaluation of our market capitalization as a result of a reverse stock split.

The purpose of asking for authorization to implement the reverse stock split at a ratio to be determined by the Board of Directors, as opposed to a ratio fixed in advance, is to give the Board of Directors the flexibility to take into account then-current market conditions and changes in price of our common stock and to respond to other developments that may be deemed relevant when considering the appropriate ratio.

Principal Effects of the Reverse Stock Split

Shares of common stock either issued and outstanding or held by us in our treasury shall automatically and without any action on the part of the respective holders thereof, be combined and converted into one (1) share of common stock. By approving this reverse stock split, stockholders will approve the combination of any whole number of shares of common stock between and including two (2) and five (5) into one (1) share. In accordance with these resolutions, the Board of Directors will not implement any amendment providing for a different split ratio.

No fractional shares shall be issued in connection with the reverse stock split. As discussed below, stockholders who otherwise would be entitled to receive fractional shares of common stock shall be entitled to receive cash (without interest or deduction) in lieu of such fractional share interests.

The reverse stock split will be effected simultaneously for all issued and outstanding shares of common stock and the exchange ratio will be the same for all issued and outstanding shares of common stock. The reverse stock split will affect all of our stockholders uniformly and will not affect any stockholder’s percentage ownership interests in us, except to the extent that the reverse stock split results in any of our stockholders owning a fractional share. After the reverse stock split, the shares of our common stock will have the same voting rights and rights to dividends and distributions and will be identical in all other respects to our common stock now authorized. Common stock issued pursuant to the reverse stock split will remain fully paid and non-assessable. The reverse stock split will not affect our continuing to be subject to the periodic reporting requirements of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). The reverse stock split is not intended to be, and will not have the effect of, a “going private transaction” covered by Rule 13e-3 under the Exchange Act.

The reverse stock split may result in some stockholders owning “odd-lots” of less than 100 shares of our common stock. Brokerage commissions and other costs of transactions in odd-lots are generally higher than the costs of transactions in “round-lots” of even multiples of 100 shares.

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Procedure for Effecting Reverse Stock Split and Exchange of Stock Certificates, if Applicable

If the reverse stock split is approved by our stockholders, and if at such time the Board of Directors still believes that a reverse stock split is in our best interests and the best interests of our stockholders, the Board will determine in its sole discretion the ratio, within the range approved by our stockholders, of the reverse stock split to be implemented. We will inform the Secretary of State of the State of Delaware at such time as the Board of Directors deems in its sole discretion appropriate to effect the reverse stock split. The Board of Directors may delay effecting the reverse stock split without re-soliciting stockholder approval. The reverse stock split will become effective on the effective date of the split.

As soon as practicable after the effective date of the split, stockholders will be notified that the reverse stock split has been effected. If you hold shares of common stock in a book-entry form, you will receive a transmittal letter from our transfer agent as soon as practicable after the effective time of the reverse stock split with instructions on how to exchange your shares. After you submit your completed transmittal letter, if you are entitled to post-split shares of our common stock, a transaction statement will be sent to your address of record as soon as practicable after the effective date of the split indicating the number of shares of common stock you hold. If you are entitled to a payment in lieu of any fractional interest, a check will be mailed to you at your registered address as soon as practicable after the effective date of the split. See “Fractional Shares” below for additional information.

Some stockholders hold their shares of common stock in certificate form or a combination of certificate and book-entry forms. We expect that our transfer agent will act as exchange agent for purposes of implementing the exchange of stock certificates, if applicable. If you are a stockholder holding pre-split shares in certificate form, you will receive a transmittal letter from our transfer agent as soon as practicable after the effective time of the reverse stock split. The transmittal letter will be accompanied by instructions specifying how you can exchange your certificate representing the pre-split shares of our common stock for a statement of holding, together with any payment of cash in lieu of fractional shares to which you are entitled. When you submit your certificate representing the pre-split shares of our common stock, your post-split shares of our common stock will be held electronically in book-entry form. This means that, instead of receiving a new stock certificate, you will receive a statement of holding that indicates the number of post-split shares you own in book-entry form. We will no longer issue physical stock certificates unless you make a specific request for a share certificate representing your post-split ownership interest. STOCKHOLDERS SHOULD NOT DESTROY ANY STOCK CERTIFICATE(S) AND SHOULD NOT SUBMIT ANY CERTIFICATE(S) UNTIL REQUESTED TO DO SO.

Beginning on the effective time of the reverse stock split, each certificate representing pre-split shares will be deemed for all corporate purposes to evidence ownership of post-split shares. If you are entitled to a payment in lieu of any fractional share interest, payment will be made as described below under “Fractional Shares.”

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Effect on Outstanding Shares

The following table illustrates the effects on our common stock of a reverse stock split at ratios of 1:2 on the low end and 1:5 on the high end of the proposed range of ratios for the reverse stock split:

	Number of Shares as of September 24, 2013
Common Stock:	Prior to Reverse Stock Split	1:2 Ratio	1:5 Ratio
Total Authorized	25,000,000	25,000,000	25,000,000
Total Issued and Outstanding	10,882,823	5,441,411	2,176,564
Common Stock issuable upon exercise of outstanding stock options	1,418,125	709,062	283,625
Authorized but Not Issued	12,699,052	18,849,526	22,539,810

Reduction in Authorized Common Stock

Stockholder approval of this proposal shall constitute authorization for us to reduce the number of our authorized shares of common stock to a number which results in a ratio of authorized shares of common stock to issued and outstanding shares of common stock that most closely approximates the ratio of our authorized shares of common stock to issued and outstanding shares of common stock immediately prior to the reverse stock split. Accordingly, assuming that our Board determines to implement a one-for-five reverse stock split, our Board would have the authority to reduce our authorized shares of common stock in the same proportion. This would result in our authorized shares of common stock being reduced from 25,000,000 to 5,000,000. However, our Board will have the sole discretion to determine whether or not to implement such a reduction in authorized shares of common stock in connection with the reverse stock split. Alternatively, our Board will have the sole discretion to implement a reduction in authorized shares of common stock to a lesser degree, if at all, such that, following the reverse stock split, the ratio of authorized shares of common stock to issued and outstanding shares of common stock would be higher than that in effect prior to the reverse stock split. Therefore, in the event that our Board determines to implement a reverse stock split but not to implement a proportionate reduction in authorized shares of common stock, we would, in effect have authority to issue a greater number of shares of common stock than prior to the reverse stock split.

We are currently exploring the possibility of a “PIPE” or other financing which could include the issuance of our common stock and/or other equity or debt securities convertible or exercisable into our common stock. The Company is involved in discussions with a potential placement agent whom it has not formally engaged at this time regarding a possible financing. Those discussions have not resulted in any definitive plans or arrangements and are in the developmental stages. The Company has also been working to develop a strategy to address its continuing operating losses and loss of sales, and the Company has retained an investment bank and advisory firm to assist the Company in considering and pursuing strategic alternatives, including possible additional financing to fund its capital needs and the restructuring of its business, but nothing specific has been discussed with in regard to any financing. Accordingly, as of the date of this proxy statement the Company has no definitive financing structure in place, and no specific plans, proposals or arrangements to use any of the shares of common stock which may be newly available if the proposal regarding a reverse stock split is approved, to pursue a financing transaction. However, in the event that the Company does secure financing, it is possible that the Company may use newly available shares for that purpose. No assurances can be made that we will be able to obtain such financing on terms favorable to us, if at all.

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Effect on Stock Plans

We have stock plans designed primarily to provide equity-based incentives to employees and directors, including the 1996 Non-Qualified Stock Option Plan, the 2003 Performance and Equity Incentive Plan and our 2012 Performance and Equity Incentive Plan . We currently have 1,418,125 options outstanding under these plans. Accordingly, if the reverse stock split is approved by our stockholders and our Board of Directors decides to implement the reverse stock split, as of the effective date, the number of all outstanding equity awards, the number of shares available for issuance and the exercise price under these plans will be proportionately adjusted using the reverse stock split ratio selected by our Board of Directors. Our Board of Directors has also authorized us to effect any other changes necessary, desirable or appropriate to give effect to the reverse stock split, including any applicable technical, conforming changes. For example, if a 1-for-5 reverse stock split is effected, the 1,418,125 shares of common stock that remained available for issuance under our stock option plans would be adjusted to equal approximately 283,625 shares. In addition, the exercise price per share under each outstanding stock option would be increased by five (5) times and the number of shares subject to each outstanding stock option would be decreased by five (5) times, such that upon an exercise, the aggregate exercise price payable by the optionee to we would remain the same.

Fractional Shares

No fractional shares will be issued in connection with the reverse stock split. Stockholders of record who otherwise would be entitled to receive fractional shares, because they hold a number of pre-split shares not evenly divisible by the number of pre-split shares for which each post-split share is to be exchanged, will be entitled, upon the submission of a transmission letter by a stockholder holding the shares in book-entry form and, where shares are held in certificated form, upon surrender to the exchange agent of certificates representing such shares, to a cash payment in lieu thereof in an amount equal to the product obtained by multiplying (i) the closing sales price of our common stock as reported on the NASDAQ Global Market on the effective date of reverse stock split by (ii) the number of shares of our common stock held by such stockholder before the reverse stock split that would otherwise have been exchanged for such fractional share interest. The ownership of a fractional interest will not give the holder thereof any voting, dividend, or other rights except to receive payment therefore as described herein.

Stockholders should be aware that, under the escheat laws of the various jurisdictions where stockholders reside, where we are domiciled, and where the funds will be deposited, sums due for fractional interests that are not timely claimed after the effective date of the split may be required to be paid to the designated agent for each such jurisdiction, unless correspondence has been received by us or the exchange agent concerning ownership of such funds within the time permitted in such jurisdiction. Thereafter, stockholders otherwise entitled to receive such funds will have to seek to obtain them directly from the state to which they were paid.

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Accounting Matters

The reverse stock split will not affect the common stock capital account on our balance sheet. However, because the par value of our common stock will remain unchanged on the effective date of the split, the components that make up the common stock capital account will change by offsetting amounts. Depending on the size of the reverse stock split the Board of Directors decides to implement, the stated capital component will be reduced to an amount between one-half (1/2) and one-fifth (1/5) of its present amount, and the additional paid-in capital component will be increased with the amount by which the stated capital is reduced. The per share net income or loss and net book value of our common stock will be increased because there will be fewer shares of common stock outstanding. Prior periods’ per share amounts will be restated to reflect the reverse stock split.

No Dissenters’ Rights

Under the General Corporation Law of the State of Delaware, our stockholders will not be entitled to dissenters’ rights with respect to the reverse stock split, and we do not intend to independently provide stockholders with any such right.

Material United States Federal Income Tax Consequences of the Reverse Stock Split

The following discussion describes the material United States Federal income tax consequences to “U.S. holders” (as defined below) of our common stock relating to the reverse stock split. This discussion is based upon the Internal Revenue Code of 1986, as amended (the “Code”), Treasury Regulations, judicial authorities, published positions of the Internal Revenue Service (“IRS”), and other applicable authorities, all as currently in effect and all of which are subject to change or differing interpretations (possibly with retroactive effect). We have not obtained a ruling from the IRS or an opinion of legal or tax counsel with respect to the tax consequences of the reverse stock split. The following discussion is for informational purposes only and is not intended as tax or legal advice. Each holder should seek advice based on the holder’s particular circumstances from an independent tax advisor.

For purposes of this discussion, the term “U.S. holder” means a beneficial owner of our common stock that is for United States Federal income tax purposes:

•	an individual citizen or resident of the United States;

•	a corporation (or other entity treated as a corporation for U.S. Federal income tax purposes) organized under the laws of the United States, any state, or the District of Columbia;

•	an estate with income subject to United States Federal income tax regardless of its source; or

•	a trust that (a) is subject to primary supervision by a United States court and for which United States persons control all substantial decisions or (b) has a valid election in effect under applicable Treasury Regulations to be treated as a United States person.

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This discussion assumes that a U.S. holder holds our common stock as a capital asset within the meaning of Code Section 1221. This discussion does not address all of the tax consequences that may be relevant to a particular stockholder of ours or to our stockholders that are subject to special treatment under United States Federal income tax laws including, but not limited to, banks, financial institutions, tax-exempt organizations, insurance companies, regulated investment companies, real estate investment trusts, persons that are broker-dealers, traders in securities who elect the mark-to-market method of accounting for their securities, certain former citizens or long-term residents of the U.S., or our stockholders holding their shares of our common stock as part of a “straddle,” “hedge,” “conversion transaction,” or other integrated transaction. This discussion also does not address the tax consequences to us, or to our stockholders that own 5% or more of our common stock, are affiliates of ours, or are not U.S. holders. In addition, this discussion does not address other United States Federal taxes (such as gift or estate taxes or alternative minimum taxes), the tax consequences of the reverse stock split under state, local, or foreign tax laws or certain tax reporting requirements that may be applicable with respect to the reverse stock split. No assurance can be given that the IRS would not assert, or that a court would not sustain a position contrary to any of the tax consequences set forth below.

If a partnership (or other entity treated as a partnership for United States Federal income tax purposes) is a stockholder of ours, the tax treatment of a partner in the partnership, or any equity owner of such other entity will generally depend upon the status of the person and the activities of the partnership or other entity treated as a partnership for United States Federal income tax purposes.

Tax Consequences of the Reverse Stock Split Generally

We believe that the reverse stock split will qualify as a “reorganization” under Section 368(a)(1)(E) of the Code, with the following consequences:

•	A U.S. holder will not recognize any gain or loss as a result of the reverse stock split (except to the extent of cash received in lieu of a fractional share).

•	A U.S. holder’s aggregate tax basis the U.S. holder’s post-reverse stock split shares will be equal to the aggregate tax basis in the pre-reverse stock split shares exchanged therefor, reduced by the amount of the adjusted basis of any pre-reverse stock split shares exchanged for such post-reverse stock split shares that is allocated to any fractional share for which cash is received.

•	A U.S. holder’s holding period for the post-reverse stock split shares will include the period during which such stockholder held the pre-reverse stock split shares surrendered in the reverse stock split.

Cash Received Instead of a Fractional Share

A U.S. holder who receives cash instead of a fractional share of post-reverse stock split shares will be treated as having received the fractional share of post-reverse stock split shares pursuant to the reverse stock split and then as having exchanged the fractional share of post-reverse stock split shares for cash in a transaction treated as a sale of the shares. Gain or loss generally will be recognized based on the difference between the amount of cash received and the portion of the U.S. holder’s adjusted tax basis of the pre-reverse stock split shares exchanged in the reverse stock split which is allocable to such fractional share. Such gain or loss generally will be long-term capital gain or loss if the U.S. holder’s holding period for such pre-reverse stock split shares is more than one year as of the effective date of the reverse stock split, and otherwise will be short-term capital gain or loss.

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The Board of Directors unanimously recommends a vote “FOR” the approval of the proposal to authorize the Board of Directors to effect a reverse stock split if determined necessary in its sole discretion.

PROPOSAL 2: APPROVAL TO AUTHORIZE

AN AMENDMENT TO OUR CERTIFICATE OF INCORPORATION

TO AUTHORIZE A CLASS OF PREFERRED STOCK

References to numbers of shares discussed in this Proposal 2 do not give effect to the reverse stock split or reduction in authorized shares of common stock discussed in Proposal 1. The Board of Directors has recommended an amendment to our Certificate of Incorporation to authorize an amendment to our Certificate of Incorporation to authorize the creation of up to 10,000,000 shares of “blank check” preferred stock, par value of $.01 per share, which may be issued in one or more classes or series, with such rights, designations, preferences, and relative, participating, option and conversion or other special rights, and such qualifications, limitations or restrictions as will be fixed by our Board of Directors. The Board believes such action to be in our best interests and the best interests of our stockholders for the reasons set forth below.

Our authorized capital stock currently consists of 25,000,000 shares of common stock. As of September 24, 2013, there were 10,122,344 shares of common stock issued and outstanding, 760,479 shares held in our treasury and 2,235,125 shares reserved for issuance pursuant to our various existing equity incentive plans. No preferred stock is presently authorized by the existing Certificate of Incorporation.

The preferred stock to be authorized is commonly referred to as "blank check" preferred stock because the stock would have such rights, designations, preferences, and relative, participating, option and conversion or other special rights, and such qualifications, limitations or restrictions, as the Board of Directors may designate for each class or series issued from time to time. As such, the preferred stock would be available for issuance without further action by our stockholders, except as may be required by applicable law or pursuant to the requirements of the NASDAQ or such other exchange upon which such securities are then trading.

The Board of Directors believes that the creation of the preferred stock is advisable and in our best interests and the best interests of our stockholders for several reasons. The authorization of the preferred stock would permit the Board of Directors to issue such stock without stockholder approval and, thereby, provide us with maximum flexibility in structuring acquisitions, joint ventures, strategic alliances, capital-raising transactions and for other corporate purposes. The preferred stock proposal would enable us to respond promptly and take advantage of market conditions and other favorable opportunities without incurring the delay and expense associated with calling a special stockholders' meeting to approve a contemplated stock issuance. We are currently exploring the possibility of a “PIPE” or other financing which could include the issuance of our common stock and/or other equity or debt securities convertible or exercisable into our common stock. However, no assurances can be made that we will be able to obtain such financing on terms favorable to us, if at all.

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The authorization of preferred stock would also afford us greater flexibility in responding to unsolicited acquisition proposals and hostile takeover bids. The issuance of preferred stock could have the effect of making it more difficult or time consuming for a third party to acquire a majority of our outstanding voting stock or otherwise effect a change of control. Shares of preferred stock may also be sold to third parties who indicate that they would support the Board in opposing a hostile takeover bid. The availability of preferred stock could have the effect of delaying a change of control and of increasing the consideration ultimately paid to us and our stockholders. The proposed amendment to the existing Certificate of Incorporation to authorize preferred stock is not intended to be an anti-takeover measure, and we are not aware of any present third party plans to gain control of us.

We cannot state the actual effect of the issuance of any shares of preferred stock upon the rights of holders of the common stock until the Board determines the specific rights of the holders of such preferred stock. However, the effects might include, among other things, restricting dividends on the common stock, diluting the voting power of the common stock, reducing the market price of the common stock, or impairing the liquidation rights of the common stock, without further action by the stockholders. Holders of our common stock will not have preemptive rights with respect to the preferred stock.

Although we may consider issuing preferred stock in the future for purposes of raising additional capital or in connection with acquisition transactions, we currently have no arrangements, understandings, agreements or commitments with respect to the issuance of the preferred stock, and we may never issue any preferred stock. As discussed above, as of the date of this proxy statement, we are currently exploring the possibility of a “PIPE” or other financing which could include the issuance of our common stock and/or other equity or debt securities convertible or exercisable into our common stock. As of the date of this proxy statement, the Company has no definitive financing structure in place and no specific plans, proposals or arrangements to use any shares of preferred stock made available if the proposal regarding the authorization of a class of preferred stock is approved, to pursue a financing transaction. However, in the event that the Company does secure financing, it is possible that the Company may use newly available shares of preferred stock for that purpose. No assurances can be made that we will be able to obtain such financing on terms favorable to us, if at all.

The Board of Directors unanimously recommends a vote “FOR” the approval of an amendment to our Certificate of Incorporation to authorize a class of preferred stock.

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PROPOSAL 3: ELECTION OF DIRECTORS

Nominees for Directors

Four (4) directors are to be elected at the meeting to serve until the next annual meeting of stockholders and until their respective successors have been elected and have qualified, or until their earlier resignation, removal or death. If for some unforeseen reason one or more of the nominees is not available as a candidate for director, the proxies may be voted for such other candidate or candidates as may be nominated by the Board of Directors.

The following table sets forth the positions and offices presently held with us by each nominee, his age as of September 24, 2013 and the year in which he became a director.

Name	Age	Positions and Offices Held	Year Became Director
Kenneth Plotkin	62	Chairman of the Board, Chief Executive Officer, President, Chief Operating Officer and Director	1994
Bernard Herman	85	Director	1996
Seymour G. Siegel	70	Director	2003
Adam M. Zeitsiff	39	Director	2011

Kenneth Plotkin is one of our co-founders and has served as our Chairman of the Board, Chief Executive Officer and one of our directors since our inception in 1994. Mr. Plotkin has been our President and Chief Operating Officer since September 27, 2004, and has also served in such offices from March 14, 2001 until May 1, 2002. Mr. Plotkin served as our Secretary until June 20, 2001 and Vice-President of Marketing from August 2, 1994 until October 16, 2005. Mr. Plotkin holds a BS and an MS in Electrical Engineering from the State University of New York at Stony Brook. We believe that Mr. Plotkin’s past business experience in addition to holding the position of CEO since 1994 give him the qualifications and skills necessary to serve as one of our directors.

Bernard Herman has served as one of our directors since 1996. From 1979 to 1993, Mr. Herman was Chief Executive Officer of Okidata Corp. of Mount Laurel, New Jersey, a distributor of computer peripheral products. Since then, Mr. Herman has served as a consultant with reference to computer products. Mr. Herman is also an Arbitration Neutral for the American Arbitration Association and the National Association of Securities Dealers. We believe that Mr. Herman’s business experience as the former Chief Executive Officer of Okidata Corp. gives him the qualifications and skills necessary to serve as one of our directors.

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Seymour G. Siegel has served as one of our directors since May 16, 2003. Mr. Siegel is a Certified Public Accountant, inactive, and a Principal Emeritus at Rothstein, Kass & Company, P.C., an accounting and consulting firm, where since April 2000, he has been a principal in the Business Consulting Group. From 1974 to 1990, Mr. Siegel was managing partner and founder of Siegel Rich and Co, P.C., CPAs, which merged into WeiserMazars LLC, where he was a senior partner. Mr. Siegel has been a director, trustee and officer of numerous businesses, philanthropic and civic organizations, as well as, serving as a director and member of the audit committees of Barpoint.com, Oak Hall Capital Fund, Prime Motor Inns Limited Partnership, Noise Cancellation Technologies Inc., Emerging Vision, Inc., and GreenHouse Holdings, Inc., all public companies.  Mr. Siegel is currently a director and chairman of the audit committee of Air Industries Inc., Stratus Media Group, Inc. and a member of the audit committee of Premier Alliance Group Inc. We believe that Mr. Siegel’s business expertise and experience and his accounting background give him the qualifications and skills necessary to serve as one of our directors.

Adam Zeitsiff joined our Board of Directors on June 9, 2011. Since January 2006, Mr. Zeitsiff has served as the Chief Executive Officer of EZFacility, Inc., which is the lead brand within the Fitness, Sports and Leisure division of Jonas Software, Inc., for which he also serves as the Business Unit Manager. EZFacility provides cloud-based business management software and billing solutions in the fitness, sports and leisure industries. From May 2004 until January 2006, Mr. Zeitsiff was the Chief Executive Officer and Co-Founder of VCinema, an internet based downloadable video store service. From May 1995 to April 2004, Mr. Zeitsiff was the President, Chief Executive and Co-Founder of IVCi, LLC, a global provider of video conferencing, audio-visual and IP video networking solutions. Mr. Zeitsiff also serves as a Director of the Long Island Elite, a 501(c)(3) charity focused on raising funds and awareness for lesser-known charities across Long Island. We believe that Mr. Zeitsiff’s business experience in starting, running and growing technology-oriented companies gives him the qualifications and skills necessary to serve as one of our directors.

Family Relationship

There is no family relationship among any of our named executive officers and directors.

Term of Office

Each director will hold office until the next annual meeting of stockholders and until his or her successor is elected and qualified or until his/her earlier resignation, removal or death. Each named executive officer will hold office until the next regular meeting of the Board of Directors following the next annual meeting of stockholders and until his or her successor is elected or appointed and qualified or until his or her earlier death, resignation or removal from office.

Board Committees

Audit Committee

The Audit Committee of the Board of Directors is responsible for: (i) the appointment, compensation, retention and oversight of the work of the independent registered public accountants; (ii) reviewing our financial statements with our management and the independent registered public accountants; (iii) making an appraisal of our audit effort and the effectiveness of our financial policies and practices; and (iv) consulting with our management and our independent registered public accountants with regard to the adequacy of our internal accounting controls. The members of the Audit Committee currently are Messrs. Herman, Zeitsiff and Siegel. Our Board of Directors has determined that Mr. Siegel is an "audit committee financial expert" (as defined by Item 407(d)(5) of Regulation S-K as promulgated by the Securities and Exchange Commission) The directors who serve on the Audit Committee are "independent" directors based on the definition of independence in the listing rules of The Nasdaq Stock Market. Our Board of Directors has adopted a written charter for the Audit Committee, a copy of which is available on our website, www.hauppauge.com.

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Nominating Committee

The purpose of the Nominating Committee of the Board of Directors is to assist the Board of Directors in identifying and recruiting qualified individuals to become members of the Board of Directors, and select director nominees to be presented for Board of Director and/or stockholder approval. The members of the Nominating Committee currently are Messrs. Herman, Zeitsiff and Siegel. Our Board of Directors has adopted a written charter for the Nominating Committee, a copy of which is available on our website, www.hauppauge.com. While the Nominating Committee does not have a formal policy on diversity for members of the Board of Directors, the Nominating Committee considers diversity of background, experience and qualifications in evaluating prospective Board of Directors members.  The Nominating Committee will consider qualified director candidates recommended by stockholders if such recommendations are provided in accordance with the procedures set forth in the section entitled “Stockholder Proposals - Stockholder Nominees” below. At this time, no additional specific procedures or process to identify and evaluate nominees for director, nor any minimum criteria for consideration of a proposed candidate for nomination to the Board of Directors have been adopted.

Compensation Committee

The Compensation Committee of the Board of Directors is responsible for providing assistance to the Board of Directors in discharging the Board of Directors' responsibilities relating to management organization, performance, compensation and succession, including considering and authorizing the compensation philosophy for our personnel; making recommendations to the Board of Directors with respect to our employee benefit plans; administering our incentive, deferred compensation and equity based plans; reviewing and approving corporate goals and objectives relevant to the compensation of our Chief Executive Officer and our named executive officers, evaluating the performance of our Chief Executive Officer and our named executive officers in light of those goals and objectives stated above, and, either as a committee or together with other independent directors (as directed by the Board of Directors), determining and approving the compensation of our Chief Executive Officer and our named executive officers based on this evaluation; and annually reviewing and approving perquisites for the Chief Executive Officer and our named executive officers.

The members of the Compensation Committee currently are Messrs. Herman, Zeitsiff and Siegel. Our Board of Directors has adopted a written charter for the Compensation Committee, a copy of which is available on our website, www.hauppauge.com.

The Compensation Committee may form and delegate authority to subcommittees consisting of one or more members of the Compensation Committee.  Our Chief Executive Officer assists the Compensation Committee from time to time by advising on a variety of compensation matters, such as assisting the Compensation Committee in determining appropriate salaries and bonuses for our named executive officers and compensation for our directors. The Compensation Committee has the authority to retain and terminate advisors to assist in discharging its duties, including the authority to approve such advisors' fees and retention terms.

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Board Leadership Structure and Role in Risk Oversight

Our Board of Directors as a whole is responsible for our risk oversight. Our named executive officers address and discuss with our Board of Directors our risks and the manner in which we manage or mitigate such risks. While our Board of Directors has the ultimate responsibility for our risk oversight, our Board of Directors works in conjunction with its committees on certain aspects of its risk oversight responsibilities. In particular, our Audit Committee focuses on financial reporting risks and related controls and procedures, while our Compensation Committee strives to create compensation practices that do not encourage excessive levels of risk taking that would be inconsistent with our strategies and objectives.

Since 1995, Kenneth Plotkin has served as our Chief Executive Officer and Chairman of the Board. We do not currently have a lead independent director.  At this time, our Board of Directors believes that Mr. Plotkin’s combined role as Chief Executive Officer and Chairman of our Board enables us to benefit from Mr. Plotkin’s significant institutional and industry knowledge and experience, while at the same time promoting unified leadership and direction for our Board of Directors and named executive officers without duplication of effort and cost. Given our history, position, Board of Directors’ composition and the relatively small size of our company and management team, at this time our Board of Directors believes that we and our stockholders are best served by our current leadership structure. The Board of Directors' role in our risk oversight is consistent with our leadership structure, with the Chief Executive Officer and the named executive officers having responsibility for assessing and managing our risk exposure, and the Board of Directors, and its committees providing oversight in connection with those efforts.

Audit Committee Report

The Audit Committee has met with management to review and discuss the audited financial statements for the fiscal year ended September 30, 2012. In addition, the Audit Committee has discussed with its independent registered public accountants the matters required to be discussed pursuant to Statement of Auditing Standards (SAS) No. 61, as amended (AICPA, Professional Standards, Vol. 1. AU section 380) (Communication With Audit Committees), as adopted by the Public Company Accounting Oversight Board in rule 3200T.

The Audit Committee has received the written disclosures and the letter from its independent registered public accountants required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent registered public accountant’s communications with the Audit Committee concerning independence. It has also discussed with its independent registered public accountant the independent registered public accountant’s independence.

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On the basis of these reviews and discussions, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in our Annual Report on Form 10-K for the fiscal year ended September 30, 2012, for filing with the Securities and Exchange Commission.

Members of the Audit Committee

Bernard Herman

Seymour G. Siegel

Adam M. Zeitsiff

The forgoing Audit Committee Report shall not be deemed to be incorporated by reference into any of our previous or future filings with the Securities and Exchange Commission, except as otherwise explicitly specified by us in any such filing.

Communication with the Board of Directors

Any stockholder who wishes to communicate with our Board of Directors or a particular director about bona fide issues or questions about us should send the correspondence addressed to such directors or director in care of the Chairman of the Audit Committee, Hauppauge Digital Inc., 91 Cabot Court, Hauppauge, New York 11788. Any such communication so addressed will be forwarded by the Chairman of the Audit Committee, and to the members or a particular member of the Board of Directors.

Directors' Attendance at Annual Meetings of Stockholders

It is the policy of our Board of Directors to expect that all directors attend annual meetings of stockholders except where the failure to attend is due to unavoidable circumstances or conflicts discussed in advance by the director with the Chairman of the Board. All members of the Board of Director’s attended our last annual meeting of stockholders on August 15, 2012.

Meetings

The Board held 8 meetings during the fiscal year ended September 30, 2012. The Audit Committee met 4 times during the fiscal year ended September 30, 2012. The Compensation Committee met 1 time during the fiscal year ended September 30, 2012. The Nominating Committee met 1 time during the fiscal year ended September 30, 2012. No Director attended fewer than 75 percent of the aggregate of: (i) the total number of meetings held by the Board of Directors during the fiscal year ended September 30, 2012; and (ii) the total number of meetings held by all of the committees of the Board of Directors on which he served during the fiscal year ended September 30, 2012.

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Director Independence

Board of Directors

Our Board of Directors is currently comprised of Messrs. Kenneth Plotkin, Bernard Herman, Adam M. Zeitsiff, and Seymour G. Siegel.  Each of Messrs. Herman, Zeitsiff and Siegel is currently an “independent director” based on the definition of independence in Listing Rule 5605(a)(2) of the  The Nasdaq Stock Market.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16 of the Securities Exchange Act of 1934, as amended (“Section 16”), requires that reports of beneficial ownership of capital stock and changes in such ownership be filed with the Securities and Exchange Commission by Section 16 “reporting persons,” including directors, certain officers, holders of more than 10% of the outstanding common stock and certain trusts of which reporting persons are trustees and that copies of such reports be furnished to us.

To our knowledge, based solely on a review of copies of Forms 3, 4 and 5 furnished to us and written representations from such persons that no other reports were required, our officers, directors and 10% stockholders complied with all Section 16(a) filing requirements applicable to them during the fiscal year ended September 30, 2012.

With regard to the election of directors, votes may be cast in favor, or withheld. Directors shall be elected by a plurality of the votes cast for such individuals (i.e., the nominees who receive the most votes will be the nominees elected by the stockholders). Votes withheld in connection with the election of one or more of the nominees for director will not be counted as votes cast for such individuals. Broker-non-votes will have no effect on the election of directors, which is by plurality vote.

The Board of Directors unanimously recommends a vote FOR all nominees.

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PROPOSAL 4: APPROVAL, ON AN ADVISORY

(NON-BINDING) BASIS, OF named EXECUTIVE officer COMPENSATION

In accordance with legislation which has recently become effective as to companies of our size, and as required by Section 14A of the Securities and Exchange Act of 1934 (the “Exchange Act”), we are providing stockholders with an advisory (non-binding) vote on compensation programs for our named executive officers (sometimes referred to as “say on pay”).

Accordingly, you may vote on the following resolution at the meeting:

“RESOLVED, that the compensation paid to the Company’s named executive officers, as disclosed pursuant to Item 402 of Regulation S-K, including the section of this proxy statement entitled “Compensation Discussion and Analysis” as well as, the compensation tables and narrative discussion, is hereby APPROVED.”

Our compensation programs are designed to enable it to attract, motivate, reward and retain the management talent required to achieve corporate objectives, and thereby increase shareholder value. It is our policy to provide incentives to our named executive officers to achieve both short-term and long-term objectives and to reward exceptional performance and contributions to the development of the businesses. Please see the section “Compensation Discussion and Analysis” and the related compensation tables above for additional details about our executive compensation programs, including information about the fiscal year 2012 compensation of named executive officers.

We are asking our stockholders to indicate their support for our named executive officers compensation as described in this Proxy Statement. The “say on pay” proposal gives our stockholders the opportunity to express their views on our named executive officers' compensation. This vote is not intended to address any specific item of such compensation, but rather the overall compensation of our named executive officers, and the philosophy, policies and practices described in this Proxy Statement.

The “say on pay” vote is advisory, and therefore not binding on us, the Compensation Committee, or the Board of Directors. Our Board of Directors and Compensation Committee value the opinions of our stockholders, although this vote is non-binding, the Board of Directors and the Compensation Committee, which is comprised of independent directors, expect to take into account the outcome of the vote when considering future executive compensation decisions to the extent they can determine the cause or causes of any significant negative voting results

The affirmative vote of the holders of a majority of our outstanding shares of common stock present at the meeting, in person or by proxy, is required for approval of Proposal 3. Abstentions will have the effect of a negative vote, while broker-non-votes will have no effect on the outcome of Proposal 3.

The Board of Directors unanimously recommends a vote “FOR” the approval on an advisory (non-binding) basis, the compensation of the named executive officers as disclosed in this Proxy Statement.

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PROPOSAL 5: APPROVAL, ON AN ADVISORY (NON-BINDING) BASIS,

the frequency at which WE should include an advisory vote regarding the compensation of our named executive officers in its future proxy statements for stockholder consideration

In addition to “say on pay,” recent legislation also requires us to provide our stockholders with an advisory (non- binding ) vote to approve the frequency at which we should include an advisory vote regarding the compensation of our named executive officers in our future proxy statements for stockholder consideration compensation of our named executive officers as disclosed in this Proxy Statement, which is required to occur at least once every three years (sometimes referred to as “say on frequency”).

The proxy card included herewith provides our stockholders with the opportunity to choose among four options to hold a “say for pay,” which include, every: one, two or three years, or abstaining, and, therefore, our stockholders will not be voting to approve or disapprove the Board of Directors’ recommendation. Our stockholders will be considered to have expressed a preference for the frequency if one of the alternatives of every year, every two years or every three years receives the affirmative vote of a majority of the total number of shares present and entitled to vote on the matter. Abstentions will have the same effect as a vote against each of the three alternatives and broker non-votes will not affect the outcome of the vote. Although this advisory vote on the frequency of the advisory vote on executive compensation is nonbinding, the Board of Directors and the Compensation Committee will take into account the outcome of the vote when considering the frequency of future advisory votes on executive compensation.

The affirmative vote of the holders of a majority of our outstanding shares of common stock present at the meeting, in person or by proxy, is required for approval of Proposal 4. Abstentions will have the effect of a negative vote while broker-non-votes will have no effect on the outcome of Proposal 5.

The Board of Directors unanimously recommends a vote “FOR” the approval on an advisory (non-binding) basis, that you select “one (1) year” as the desired frequency of the advisory vote on executive compensation under the “say on pay” rules.

PROPOSAL 6: RATIFICATION OF THE APPOINTMENT OF BDO USA, LLP AS our INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE FISCAL YEAR ENDING SEPTEMBER 30, 2013

BDO USA, LLP (“BDO”) was named as our independent registered public accounting firm effective August 10, 1995 and was selected as our independent registered public accounting firm with respect to the fiscal years ended September 30, 2012 and September 30, 2011, respectively. Although ratification by stockholders is not required by our organizational documents or other applicable law, our Board of Directors has determined that requesting ratification by stockholders of the appointment of BDO as our independent registered public accounting firm for the fiscal year ending September 30, 2013 is a matter of good corporate practice. If our stockholders do not ratify the selection, the Audit Committee will reconsider whether or not to retain BDO, but may still retain them. Even if the selection is ratified, the Audit Committee, in its discretion, may change the appointment at any time during the year if it determines that such a change would be in the best interests of us and our stockholders.

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Representatives of BDO are expected to be present at the Annual Meeting of Stockholders with the opportunity to make a statement if they desire to do so, and are expected to be available to respond to appropriate questions.

Unless marked to the contrary, proxies received from our stockholders will be voted in favor of ratifying the appointment of BDO as our independent registered public accountants for the fiscal year ending September 30, 2013.

The following is a summary of the fees billed to us by BDO for professional services rendered for the fiscal years ended September 30, 2012 and September 30, 2011, respectively:

Fee Category	Fiscal 2012 Fees	Fiscal 2011 Fees
Audit Fees (1)	$163,000	$177,000
Audit-Related Fees	$-	$-
Tax Fees (2)	$23,000	$34,000
All Other Fees	-	-
Total Fees	$186,000	$211,000

(1)	Audit Fees consist of aggregate fees billed for professional services rendered for the audit of our annual financial statements and review of the interim financial statements included in quarterly reports or services that are normally provided by the independent registered public accountants in connection with statutory and regulatory filings (including in fiscal 2012 the filing of a Form S-8) or engagements for the fiscal years ended September 30, 2012 and September 30, 2011, respectively.

(2)	Tax fees consist of aggregate fees billed for professional services rendered for tax compliance and tax preparation for our federal and state tax filings. For fiscal 2012, $21,979 was related to the preparation of our federal and state tax returns and $1,528 was related to services rendered for a New York State tax audit.

The Audit Committee is responsible for the appointment, compensation, retention and oversight of the work of the independent registered public accountants, and approves in advance any services to be performed by the independent registered public accountants, whether audit-related or not. The Audit Committee reviews each proposed engagement to determine whether the provision of services is compatible with maintaining the independence of the independent registered public accountants. All of the fees shown above were pre-approved by the Audit Committee.

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Abstentions will in effect be votes against the ratification of the appointment of BDO as our independent registered public accounting firm, as this proposal requires the affirmative vote of holders of a majority of our outstanding shares of common stock of the shares present at the meeting, in person or by proxy, and entitled to vote on Proposal 5.

The Board of Directors unanimously recommends a vote “FOR” the ratification of the appointment of BDO as our independent registered public accountants for the fiscal year ending September 30, 2013.

STOCKHOLDER PROPOSALS

Stockholder proposals intended to be presented at our next annual meeting of stockholders pursuant to the provisions of Rule 14a-8 of the Securities and Exchange Commission, promulgated under the Securities Exchange Act of 1934, as amended, must be received by our Secretary at our principal executive offices by April 25, 2014 for inclusion in our proxy statement and form of proxy relating to such meeting. We intend, however, to hold our next annual meeting of stockholders earlier in 2014 than in 2013. Accordingly, we suggest that stockholder proposals intended to be presented at the next annual meeting of stockholders be submitted well in advance of January 28, 2014, the earliest date upon which we anticipate the proxy statement and form of proxy relating to such meeting will be released to stockholders.

The following requirements with respect to stockholder proposals and stockholder nominees to the Board of Directors are included in our Amended and Restated By-Laws.

1.           Stockholder Proposals. For a proposal to be properly brought before an annual meeting by a stockholder, the stockholder must have given timely notice thereof to our Secretary. To be timely, such proposals must be received by our Secretary at our principal executive offices on a date which is not less than 60 days nor more than 90 days prior to the date which is one year from the date of the mailing of the proxy statement for the prior year's annual meeting of stockholders. If during the prior year we did not hold an annual meeting, or if the date of the meeting for which a stockholder intends to submit a proposal has changed more than 30 days from the date of the meeting in the prior year, then such notice must be received a reasonable time before we mail the proxy statement for the current year. A stockholder's notice must set forth as to each matter the stockholder proposes to bring before the annual meeting certain information regarding the proposal, including (a) a brief description of the business desired to be brought before the meeting and the reasons for conducting such business at such meeting; (b) the name and address of such stockholder proposing such business; (c) the class and number of our shares which are beneficially owned by such stockholder; and (d) any material interest of such stockholder in such business. No business proposed by a stockholder shall be conducted at an annual meeting except in accordance with these procedures. These requirements are separate from and in addition to the requirements a stockholder must meet to have a proposal included in the proxy statement.

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2.           Stockholder Nominees. In order for persons nominated to the Board of Directors, other than those persons nominated by or at the direction of the Board of Directors, to be qualified for election to the Board of Directors, such nomination must be made pursuant to timely notice in writing to our Secretary. To be timely, a stockholder's notice must be received at our principal executive offices not less than 60 days nor more than 90 days prior to the meeting; provided, however, that, in the event that less than 70 days' notice of the date of the meeting is given to stockholders and public disclosure of the meeting date, pursuant to a press release, is either not made or is made less than 70 days prior to the meeting date, then notice by the stockholder to be timely must be so received not later than the close of business on the tenth day following the earlier of (a) the day on which such notice of the date of the meeting was mailed to stockholders or (b) the day on which such public disclosure was made. The stockholder filing the notice of nomination must describe various matters, including such information as (x) the name, age, business and residence addresses, occupation or employment and shares held by the nominee; (y) any other information relating to such nominee required to be disclosed in a proxy statement; and (z) the name, address and shares held by the stockholder.

Any notice given pursuant to the foregoing requirements must be sent to our Secretary at 91 Cabot Court, Hauppauge, New York 11788. The foregoing is only a summary of the provisions of our Amended and Restated By-Laws that relate to stockholder proposals and stockholder nominations for director. Any stockholder desiring a copy of our Amended and Restated By-Laws will be furnished one without charge upon receipt of a written request therefor.

OTHER BUSINESS

While the accompanying Notice of Annual Meeting of Stockholders provides for the transaction of such other business as may properly come before the meeting, we have no knowledge of any matters to be presented at the meeting other than that listed as Proposals 1, 2, 3, 4, 5 and 6, in the notice. However, your proxy gives discretionary authority in the event that any other matters should be presented.

ANNUAL REPORT

This proxy statement is accompanied by a copy of our Annual Report for the fiscal year ended September 30, 2012.

COPIES OF OUR ANNUAL REPORT ON FORM 10-K FOR THE FISCAL YEAR ENDED SEPTEMBER 30, 2012, INCLUDING FINANCIAL STATEMENTS AND SCHEDULES THERETO, FILED WITH SECURITIES AND EXCHANGE COMMISSION ARE AVAILABLE WITHOUT CHARGE UPON WRITTEN REQUEST TO: HAUPPAUGE DIGITAL INC., 91 CABOT COURT, HAUPPAUGE, NEW YORK 11788, ATTENTION: CORPORATE SECRETARY.

By Order of the Hauppauge Digital Inc.

Board of Directors

Gerald Tucciarone

Secretary

Hauppauge, New York

October 15, 2013

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Hauppauge Digital Inc.

91 Cabot Court

Hauppauge, New York 11788

Annual Meeting of Stockholders

November 15, 2013

The undersigned stockholder hereby appoints Kenneth Plotkin and Gerald Tucciarone as Proxy, each with the power to appoint his substitute, and hereby authorizes them and each of them to represent and vote, as designated below, all the shares of common stock of Hauppauge Digital Inc. (the “Company”) held of record by the undersigned on September 24, 2013 at the Annual Meeting of Stockholders to be held on November 15, 2013 at the Company’s executive offices, located at 91 Cabot Court, Hauppauge, New York 11788 at 10:00 a.m., local time, or any postponement or adjournment thereof.

This proxy, when properly executed, will be voted in the manner directed herein by the undersigned stockholder. If no direction is made, this Proxy will be voted for the approval of the proposal to authorize the Board of Directors of the Company to effect a reverse stock split if determined necessary in its sole discretion as set forth in Item 1; for the approval of an amendment to the Company’s Certificate of Incorporation to authorize a class of preferred stock as set forth in Item 2; for the election of the four (4) nominees named in Item 3; for the approval on an advisory (non-binding) basis of a resolution regarding the compensation of the Company’s named executive officers as set forth in Item 4; for “one (1) year” with respect to the proposal to approve on an advisory (non-binding) basis the frequency of which the Company should include an advisory vote regarding the compensation of the Company’s named executive officers in future proxy statements as set forth in Item 5; for the ratification of the appointment of BDO USA, LLP as the Company’s independent registered public accounting firm for the fiscal year ending September 30, 2013 set forth in Item 6; and in the discretion of the Proxies on any other matter that may properly come before the meeting or any postponement or adjournment thereof.

PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY PROMPTLY USING THE ENCLOSED ENVELOPE

(Continued, and to be marked, dated and signed on the other side)

▲ PLEASE DETACH ALONG PERFORATED LINE AND MAIL IN THE ENVELOPE PROVIDED. ▲

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting

of Stockholders to be held November 15, 2013.

The Notice of Annual Meeting of Stockholders, Proxy Statement and our 2012 Annual

Report are available at:

http://viewproxy.com/hauppaugedigital/2013/

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE LISTED NOMINEES AND “FOR” PROPOSALS 1, 2, 4 and 6

“ONE (1) YEAR” WITH RESPECT TO PROPOSAL 5.

							Please mark your votes like this	☒
3.	Election of Directors NOMINEES: (01) KENNETH PLOTKIN (02) BERNARD HERMAN (03) SEYMOUR G. SIEGEL (04) ADAM M. ZEITSIFF	☐	FOR all nominees listed to the left (except as marked to the contrary as instructed below).			FOR	AGAINST	ABSTAIN
				1..	Proposal to authorize the Company’s Board of Directors to effect a reverse stock split if determined necessary in its sole discretion.	☐	☐	☐
		☐	WITHHOLD AUTHORITY to vote for all nominees listed to the left	2.	Proposal to approve an amendment to the Company’s Certificate of Incorporation to authorize a class of preferred stock.		☐	☐
			(Instruction: To withhold authority to vote for any individual nominee, strike a line through that nominee’s name in the list to the left.)	4.	To approve an on advisory (non-binding) basis the compensation of the Company’s named executive officers.	☐
5.

To approve an on advisory (non-binding) basis a vote on the frequency of which the Company should include an advisory vote regarding the compensation of the Company’s named executive officers in future proxy statements.

						☐	☐	☐
				6.	To ratify the appointment of BDO USA, LLP as the Company’s independent registered public accounting firm for the fiscal year ending September 30, 2013.	☐	☐	☐
In their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting or any postponement or adjournment thereof.
CONTROL NUMBER

NOTE: Please sign exactly as name appears hereon. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by the President or other authorized officer. If a partnership or limited liability company, please sign in full partnership or limited liability company name by an authorized person.

Date	, 2013 Signature	Signature (if held jointly)

▲ PLEASE DETACH ALONG PERFORATED LINE AND MAIL IN THE ENVELOPE PROVIDED. ▲

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PROXY VOTING INSTRUCTIONS

Please have your 11 digit control number ready when voting by Internet or Telephone

As a stockholder of Hauppauge Digital Inc., you have the option of voting your shares electronically through the Internet, or by telephone, eliminating the need to return the proxy card. Your electronic or telephone vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed, dated and returned the proxy card. Votes submitted electronically over the Internet, or by telephone, must be received by 11:59 p.m., EST, on November 14, 2013.

INTERNET Vote Your Proxy on the Internet: Go to www.cesvote.com Have your proxy card available when you access the above website. Follow the prompts to vote your shares.

TELEPHONE

Vote Your Proxy by Phone:
Call 1 (888) 693-8683

Use any touch-tone telephone to vote your proxy. Have your proxy card available when you call. Follow the voting instructions to vote your shares.

MAIL Vote Your Proxy by Mail: Mark, sign, and date your proxy card, then detach it, and return it in the postage-paid envelope provided.